Exhibit 99.1

Media Contact:	Investor Contact:	Analyst Contact:

Darlene Gannon	Kelly Blough	Ron Davis
Fortinet, Inc.	Fortinet, Inc.	Fortinet, Inc.
408-235-7700	408-235-7700 x 81612	415-806-9892
pr@fortinet.com	kblough@fortinet.com	rdavis@fortinet.com

Fortinet Appoints Peter Cohen to its Board of Directors

Founding member of Amazon Web Services to bring strategic business insight into cutting-edge cloud solutions

SUNNYVALE, Calif. - May 30, 2017

Peter Cohen, principal and founder at Xendota, Inc. and Fortinet Board Member
“Fortinet has experienced tremendous growth through its differentiated Security Fabric architecture that extends its leading-edge security capabilities to any network environment, from on-premise, to IoT endpoints and out to the cloud. I am honored to be joining its board to help provide strategic counsel on the cloud technology priorities, partnerships and innovations that will help contribute to the company’s continued momentum with enterprise customers.”

News Summary
Fortinet® (NASDAQ: FTNT), the global leader in high-performance cybersecurity solutions, today announced the appointment of Peter Cohen to the company’s board of directors.

Mr. Cohen is a 17-year Amazon executive veteran and founding member of Amazon Web Services (AWS), where he served in senior business and technical roles driving business growth. At AWS, he led strategic direction, product definition and development for several core AWS cloud service offerings. Most recently, Mr. Cohen led strategy, acquisition, and investment for AWS. Prior, Mr. Cohen built and ran the Amazon Mechanical Turk business, where he was responsible for building and operating core technology and computing-related architectural initiatives.

Mr. Cohen holds several patents for his cutting-edge cloud innovations. He currently serves as co-founder of Xendota, a next generation cloud technology strategy and research company. In addition to his newest appointment to the Fortinet board of directors, he also provides technology and business advisory and board member services to a number of organizations worldwide.

“Cloud solutions are a critical component of the Fortinet Security Fabric, and represent a significant expansion opportunity and long-term driver of our growth. Peter has an impressive record of successful execution with one of the most innovative technology companies and brings a broad set of skills that include both deep technical understanding and business strategy related to cloud computing, networking and application architecture. As Fortinet continues to build its cloud solutions to meet our customers’ evolving security requirements, Peter’s expertise on our board of directors will help further advance our strategic cloud offerings.”
- Ken Xie, founder, chairman of the Board and chief executive officer, Fortinet

Additional Resources

•	Learn more about the Fortinet Security Fabric.

•	Learn more about Fortinet’s Cloud Security solutions.

•	Follow Fortinet on Twitter, LinkedIn, and Facebook.

About Fortinet
Fortinet (NASDAQ: FTNT) secures the largest enterprise, service provider, and government organizations around the world. Fortinet empowers its customers with intelligent, seamless protection across the expanding attack surface and the power to take on ever-increasing performance requirements of the borderless network - today and into the future. Only the Fortinet Security Fabric architecture can deliver security without compromise to address the most critical security challenges, whether in networked, application, cloud, or mobile environments. Fortinet ranks #1 in the most security appliances shipped worldwide and more than 310,000 customers trust Fortinet to protect their businesses. Learn more at http://www.fortinet.com, the Fortinet Blog, or FortiGuard Labs.

FTNT-O

Copyright © 2017 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCloud, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiAP, FortiDB, FortiVoice and FortiWeb. Other trademarks belong to their respective owners. Fortinet has not independently verified statements or certifications herein attributed to third parties and Fortinet does not independently endorse such statements. Notwithstanding anything to the contrary herein, nothing herein constitutes a warranty, guarantee, binding specification or other binding commitment by Fortinet, and performance and other specification information herein may be unique to certain environments. This news release contains forward-looking statements that involve uncertainties and assumptions, such as statements regarding growth and strategic technology developments. Changes of circumstances, changes in market conditions, execution risks, competitive risks, product release delays, or other risks as stated in our filings with the Securities and Exchange Commission, located at www.sec.gov, may cause results to differ materially from those expressed or implied in this press release. If the uncertainties materialize or the assumptions prove incorrect, results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Fortinet assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to update these forward-looking statements.